Exhibit 32.1

SECTION 906 CERTIFICATION

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

November 22, 2011

Dennis R. Woods, the Chief Executive Officer of United Security Bancshares certifies:

1. that this quarterly report on Form 10-Q/A for the period ended June 30, 2011 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. that information contained in this quarterly report on Form 10-Q for the period ended September 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of United Security Bancshares.

/s/ Dennis R. Woods
Dennis R. Woods
President and Chief Executive Officer